Exhibit 20.2

ARRAN  FUNDING  LIMITED - SERIES 05-B

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                             ARRAN2005

Arran Funding Limited - Series:                      05-B

ABS - Credit Card - Bank, Closing Date:              December 15, 2005

As at:                                               February 15, 2006

                     RATING (S&P/Moodys/Fitch)        POOLFACTOR         PAY        NEXT PAY                      COUPON
TRANCHE   CURRENCY     ORIGINAL       CURRENT     ORIGINAL   CURRENT   FREQUENCY      DATE               BASIS               CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA    AAA /Aaa/AAA    100%       100%    Quarterly    15 Mar 2006 3 Mth $ LIBOR + 0.05%       4.54125%
Class A2    EUR     AAA /Aaa/AAA    AAA /Aaa/AAA    100%       100%     Monthly     15 Feb 2006 1 Mth EURIBOR +0.09%        2.51400%
Class A3    GBP     AAA /Aaa/AAA    AAA /Aaa/AAA    100%       100%    Quarterly    15 Mar 2006 3 Mth (pound) LIBOR +0.09%  4.73875%
Class B3    GBP        A/A1/A          A/A1/A       100%       100%    Quarterly    15 Mar 2006 3 Mth (pound) LIBOR +0.26%  4.90875%
Class C1    USD      BBB/Baa2/NR    BBB/Baa2/NR     100%       100%    Quarterly    15 Mar 2006 3 Mth $ LIBOR +0.40%        4.89125%
Class C3    GBP      BBB/Baa2/NR    BBB/Baa2/NR     100%       100%    Quarterly    15 Mar 2006 3 Mth (pound) LIBOR +0.46%  5.10875%

     Scheduled start of Controlled Accumulation Period:        1 June, 2009
     Expected maturity:                                        15 December, 2010
     Legal final maturity:                                     15 December, 2012
     Structure:                                                Sr/sub Seq Pay
     Tax Election:                                             Debt
     Amort. Type:                                              Soft Bullet
     Transferors:                                              The Royal Bank of Scotland plc / National Westminster Bank plc
     Originators:                                              The Royal Bank of Scotland plc / National Westminster Bank plc
     Servicer:                                                 RBS Cards, a division of The Royal Bank of Scotland plc
     Trustee:                                                  Bank of New York (The)
     Underwriter:                                              The Royal Bank of Scotland plc

Pool Performance

-----------------------------------------------------------------------------------------------------------------------------
Month end       Gross      Expense   Gross Charge       Net Charge      Excess         Excess        Transferor Interest
              Yield (%)   Rate (%)   Off Rate (%)      Off Rate (%)   Spread (%)     Spread (%)            %        Min %
                                                                                    Roll 1/4 Ave
Jan 31, 2006    19.99%      5.47%            6.22%         6.17%        8.35%            N/A             45.20%        6%
Dec 31, 2005    19.85%       N/A             6.16%         6.12%         N/A             N/A             46.35%        6%

Note: Bonds were issued on 15 December 2005; expense rate and excess spread for
      December have therefore been omitted as not meaningful.
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Delinquencies (loans which are 30 days or more past due)

-----------------------------------------------------------------------------------
                                             (% Pool)
                  -----------------------------------------------------------------
Month end           30-59 days   60-89 days    90-179 days    180+ days      Total
---------           ----------   ----------    -----------    ---------      -----
Jan 31, 2006          1.27%        0.93%          2.27%          3.11%       7.58%
Dec 31, 2005          1.17%        0.92%          2.18%          2.99%       7.26%
-----------------------------------------------------------------------------------

Payment Rate

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                       Payments                         Pool balance
                  -----------------------------------   ------------
Month End          Total ((pound)000)       Rate (%)     (pound)000

Jan 31, 2006           1,239,175            23.0%        5,275,021
Dec 31, 2005           1,200,030            22.3%        5,388,175
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

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Average Actual Balance:                                        (pound) 1,131

Number of Accounts:                                              4,764,579
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of February, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business